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                         SUBSIDIARIES OF THE REGISTRANT

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     Company                    Organization             Shares          % of
                                                       Outstanding     Ownership
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Polaris Industries        Delaware                        100           100%
Inc.                      Corporation
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Polaris Real              Delaware                       1,000           100%(1)
Estate Corporation        Corporation
of Iowa, Inc.
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Polaris Real              Delaware                      1,000           100% (2)
Estate Corporation        Corporation
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Polaris Acceptance        Minnesota                       1             100%
Inc.                      Corporation
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Polaris Industries        Barbados                      1,000           100%
Export Ltd.               Corporation
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Polaris Industries        Manitoba                        101           100% (3)
Ltd.                      Corporation
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     (1), (2), and (3) Owned 100% by Polaris Industries Inc.,
          a Delaware Corporation